Exhibit 4.370

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 164794 dated July 12, 2018

For Rendering

Telecommunication services for provision of communication channels

This License is granted to

Limited Liability Company

Gorodskie seti svyazi (Zelenaya Tochka Group)

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1132651012878

Tax Identification Number (TIN)

2631804230

Location address (place of residence):

1b, Dokuchaeva str., Nevinnomyssk, Stavropol region, 357100

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until July 12, 2023.

This License is granted by decision of the licensing body - Order dated May 08, 2018 No. 287-рчс

Appendix being an integral part of this license is executed on 1 sheet.

Deputy Head	/signature/ O.A. Ivanov

Stamp here

Official seal:
MINISTRY OF TELECOM AND MASS
COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION
IN THE SPHERE
OF COMMUNICATIONS, INFORMATION
TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296

CN 101935